D-Wave Achieves Significant Milestone with Calibration of 4,400+ Qubit Advantage2 Processor
New processor delivers exceptional performance gains over current Advantage system with doubled coherence and 40% increase in energy scale for advanced problem solving
PALO ALTO, Calif. – November 6, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that it has completed the calibration and benchmarking of a 4,400+ qubit Advantage2™ processor. This milestone marks a significant step forward in D-Wave’s ongoing development of its sixth-generation annealing quantum computing system. The latest Advantage2 processor shows substantial performance gains over the current AdvantageTM system in solving customers’ complex computational problems in areas such as optimization, AI, and materials science.

Recent performance benchmarks demonstrate that the 4,400+ qubit Advantage2 processor is computationally more powerful than the current Advantage system, solving a range of problems – including 3D lattice problems common in materials science – 25,000 times faster. The processor also delivers five times better solutions on problems requiring a high degree of precision. Furthermore, it surpasses the current Advantage system in 99% of tests on satisfiability problems, highlighting its capabilities across a wide range of quantum applications.

Compared with the current Advantage system, the 4,400+ qubits Advantage2 processor delivers significant improvements in:

•Qubit coherence time: doubled, which drives faster time to solution
•Energy scale: increased by 40% to deliver higher-quality solutions
•Qubit connectivity: increased from 15 to 20-way connectivity to enable solutions to larger problems

“Our strategic decision to focus development efforts on enhancing the connectivity and coherence of our next annealing quantum computing system has proven successful,” said Trevor Lanting, chief development officer at D-Wave. “We’re thrilled with the performance of our recently calibrated processor, and we believe this technology will deliver amazing results for our customers, solving bigger and more complex problems.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and

Los Alamos National Laboratory. With its Quantum Center of Excellence located near Vancouver, Canada, D-Wave's global operations are based in Palo Alto, CA.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com

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